Exhibit 99.1

Guardion Health Sciences to Wind Down VectorVision Business Operations and Focus on Exploiting VectorVision Intellectual Property

Management Anticipates $300,000+ Reduction in Annual Operating Costs

HOUSTON, TEXAS – December 23, 2021 – Guardion Health Sciences, Inc. (“Guardion” or the “Company”) (Nasdaq: GHSI), a clinical nutrition company that develops clinically supported nutrition, medical foods, and supplements, announced that, as part of its ongoing comprehensive evaluation of its business, it will wind down the business operations of its VectorVision business and, instead, focus on exploiting its valuable intellectual property and technology using a restructured and more cost-efficient approach.

The Company is exploring both domestic and international business opportunities, such as licensing and distribution arrangements, with qualified parties, to assist the Company in the economic exploitation of these intellectual property rights, including the VectorVision patents. As a result of this change to the VectorVision business strategy, management believes that it will be able to better focus its efforts and deploy capital to more growth-oriented brands and product lines, such as Viactiv, and other products in development, that it hopes to expeditiously bring to market in 2022. The Company expects the wind-down to be completed by approximately March 31, 2022.

“VectorVision has been an important part of our business strategy in prior years. However, as the Company develops and evolves its core business, management is committed to focusing on its mission of becoming a leading clinical nutrition company. Management believes that it will more effectively maintain its focus on that goal by not utilizing resources to manage peripheral operations and products in the Company’s portfolio that do not fit within that profile and do not generate the consistent revenue and growth opportunities that other brands, like Viactiv, provide. Management believes that the Company will accomplish more meaningful results for our shareholders by being able to focus our attention on growing the Viactiv business through its existing product portfolio and the development of new products,” commented Guardion Chief Executive Officer Bret Scholtes.

“Moreover, we expect significant cost savings and the potential for utilizing the VectorVision intellectual property rights as an additional revenue stream at nominal cost. This development is a result of the comprehensive review that the Company has been performing since it closed on the Viactiv acquisition effective June 1, 2021, in order to better position the Company for future operational improvements through organic growth of its existing products and pipeline, and acquisitions of compelling, clinically-supported and science-backed products,” concluded Mr. Scholtes.

About Guardion Health Sciences, Inc.

Guardion Health Sciences, Inc. (Nasdaq: GHSI) is a clinical nutrition company. Guardion’s portfolio of science-based, clinically supported nutrition, medical foods, and supplement products support healthcare professionals, their patients, and consumers in achieving health goals. Guardion’s commercial and developmental initiatives are supported by equally impressive scientific and medical advisory boards, led by seasoned business executives and medical experts with many years of experience. This combination of expertise and scientific knowledge forms the foundation of Guardion’s growing position within the clinical nutrition marketplace. Information and risk factors with respect to Guardion and its business, including its ability to successfully develop and commercialize its proprietary products and technologies, may be obtained in the Company’s filings with the U. S. Securities and Exchange Commission (the “SEC”) at www.sec.gov.

Forward-Looking Statement Disclaimer

With the exception of the historical information contained in this news release, the matters described herein may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements contain information about our expectations, beliefs, plans or intentions regarding our product development and commercialization efforts, research and development efforts, business, financial condition, results of operations, strategies or prospects, and other similar matters. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “hopes” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing. These statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict, and involve unknown risks and uncertainties that may individually or materially impact the matters discussed herein for a variety of reasons that are outside the control of the Company, including, but not limited to, the Company’s ability to raise sufficient financing to implement its business plan, the integration of new management team members, the implementation of new financial, management, accounting and business software systems, the integration of the Viactiv acquisition and possibly additional acquisition targets, the impact of the COVID-19 pandemic on the Company’s business, operations and the economy in general, the Company’s ability to successfully develop and commercialize its proprietary products and technologies, and the Company’s ability to maintain compliance with Nasdaq’s listing requirements. Readers are cautioned not to place undue reliance on these forward-looking statements, as actual results could differ materially from those described in the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company’s filings with the SEC, which are available at the SEC’s website (www.sec.gov). The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

CORE IR

Scott Arnold

516-222-2560

scotta@coreir.com

Media Relations Contact:

Jules Abraham

Director of Public Relations

CORE IR

917-885-7378

julesa@coreir.com